EXHIBIT 4.1

THIS CONVERTIBLE DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO THIS DEBENTURE WHICH IS EFFECTIVE UNDER SUCH ACT OR (ii) RULE 144 OR 144A UNDER SUCH ACT (OR ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES).

THIS DEBENTURE IS SUBJECT TO THE TERMS OF THAT CERTAIN SUBORDINATION AGREEMENT BY AND AMONG THE COMPANY, THE HOLDER AND KEYBANK NATIONAL ASSOCIATION, DATED OF EVEN DATE HEREWITH, PURSUANT TO WHICH ALL PAYMENTS HEREUNDER ARE SUBORDINATED TO THE COMPANY'S OBLIGATIONS TO KEYBANK, NATIONAL ASSOCIATION.


                                    $600,000

                               DISC GRAPHICS, INC.

                     CONVERTIBLE DEBENTURE DUE JULY 1, 2002



         FOR VALUE RECEIVED, the undersigned, DISC GRAPHICS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), with its principal place of business at 10 Gilpin Avenue, Hauppauge, New York 11788, hereby promises to pay to the order of CONTEMPORARY COLOR GRAPHICS, INC. (the "Holder"), a New York corporation, with its principal place of business at 200-F Executive Drive, Edgewood, New York 11717, the principal amount of SIX HUNDRED THOUSAND DOLLARS ($600,000) (the "Principal Amount") in three installments, as follows: (a) $120,000, due and payable on August 1, 2000,
(b) $240,000, due and payable on August 1, 2001 (each such date of payment, an "Payment Date") and (c) $240,000, due and payable on August 1, 2002 (such date of payment, the "Maturity Date"). The Company further agrees to pay to the Holder interest on the unpaid principal amount hereof at the rate of eight and 33/100 percent (8.33%) per annum from the date hereof to maturity, whether by acceleration or otherwise, such interest to be paid quarterly, in arrears, commencing November 1, 1999 and continuing on the first day of each February, May, August and November thereafter, with a final payment on the Maturity Date, together with the repayment of the principal balance and all charges, amounts, sums and interest which have accrued and have not been paid.

         NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE PRINCIPAL AMOUNT OF THIS DEBENTURE MAY BE REDUCED IN ACCORDANCE WITH SECTION 1.7(d) OF THE PURCHASE AGREEMENT (AS DEFINED BELOW).

         This Debenture is issued pursuant and subject to a certain Asset Purchase Agreement, dated as of the date hereof, between the Maker, the Holder and certain shareholders of the Holder (as amended, restated, supplemented or otherwise modified, from time to time, the "Purchase Agreement"), and all ancillary documents thereto, and all such documents are incorporated by reference.

         All payments to be made pursuant to this Debenture shall be made in lawful money of the United States of America. All such payments shall be made by electronic funds wire transfer in accordance with the wire transfer instructions submitted by the Holder as the first payment method option; provided, the Holder may designate that payment may be made by bank or certified check, at the offices of the Holder set forth above or such other place as the Holder shall designate in writing to the Company. In the event that any installment of principal or interest on this Debenture is not paid when due and such failure shall continue unremedied for a period of thirty (30) days after the date of receipt (the "Notice Date"), by the Maker of written notice thereof from the Holder such overdue principal or interest shall bear interest at a rate equal to the sum of two percent (2%) plus the Prime Rate as quoted by the Company's primary bank at such time; per annum (to the extent permitted by law) commencing on the thirtieth (30th) day following the Notice Date through the date such installment is paid. In the event the rate of interest hereunder shall exceed the maximum rate permitted by applicable law, such rate of interest shall automatically and without further action on the part of any person be reduced to the maximum rate permitted by applicable law.

         1.       Conversion.

               1.1 Right to Convert. On any Payment Date, including the Maturity Date, the Holder shall have the right, at its option, to convert the principal amount and interest thereon of this Debenture that is due to be paid to the Holder on such Payment Date (the "Payment Amount"), into that number of fully-paid and nonassessable shares of Common Stock of the Company, obtained by dividing the Payment Amount surrendered for conversion by the conversion rate (the "Conversion Rate") equal to Five Dollars and 50/100 ($5.50) per share. The Holder is not entitled to any rights as a holder of the Company's Common Stock, until such Holder shall have converted all or a portion of this Debenture into shares of Common Stock of the Company, as provided herein.

               1.2 Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege, the Holder shall surrender this Debenture to the Company and shall give written notice of conversion to the Company not less than 30 days before the applicable Payment Date, in the form provided herein, that the Holder elects to convert the portion of this Debenture due on such Payment Date as thereof specified in said notice.

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          As  promptly  as  practicable  (but not more  than 10 days)  after the surrender of this  Debenture  and the receipt of such notice as  aforesaid,  the
Company  shall  issue  and  shall  deliver  to  the  Holder  a  certificate   or
certificates for the number of full shares issuable upon the conversion of this Debenture or portion thereof in accordance with the provisions of this Debenture and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion as provided in Section 2.3 of this Debenture. In each case this Debenture shall be surrendered for partial conversion, the Company shall also promptly execute and deliver to the Holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted portions of the surrendered Debenture.

          Each conversion shall be deemed to have been effected on the date on which this Debenture shall have been surrendered and such notice shall have been received by the Company (the "Conversion Date"), as aforesaid, and the Holder shall be deemed to have become on the Conversion Date the holder of record of the shares issuable upon such conversion; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Holder as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open.

          No adjustment of the number of shares to be issued upon conversion shall be made for interest accrued on this Debenture prior to the date it is surrendered or for cash dividends on any shares issued upon the conversion of this Debenture prior to the date it is surrendered.

               1.3 Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Debentures. If any fractional shares of stock would be issuable upon the conversion of this Debenture, the Company shall make a payout therefor in cash based on the Conversion Rate.

               1.4 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time as follows:

                    (a) Dividends, Subdivision, and Combination. In case the Company shall (i) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (ii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above had this Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately upon the effective date in the case of subdivision, reclassification or combination.

                    (b) No Nominal Adjustments. No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least two

                                        3

         percent (2%) in such price. All calculations under this Section shall be made to the nearest cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.

                    (c) Conversion Rate Adjustment Notice. Whenever the Conversion Rate is adjusted, as herein provided, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the Holder.

               1.5 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of this Debenture (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation ("Fundamental Change"); then the Maturity Date of this Debenture at the option of the Holder (i) shall be accelerated to a date not less than fifteen days after the Holder received notice from the Company of such Fundamental Change or
(ii) this Debenture shall be convertible into the kind and amount of shares of stock and other securities or property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of this Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section shall similarly apply to successive Fundamental Changes.

               1.6 Reservation of Shares; Shares to be Fully Paid. As of the date hereof, the Company has reserved, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares to provide for: the conversion of this Debenture. Before taking any action which would cause an adjustment reducing the Conversion Rate below the then par value, if any, of the shares of Common Stock issuable upon conversion of this Debenture, the Company shall promptly take all corporate action which may be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate. The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable.

               1.7 Notice to Holder Prior to Certain Actions. In case:

                    (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or


                                        4


                    (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

                    (c) of any Fundamental Change; or

                    (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall give notice to the Holder in accordance with this Debenture as promptly as possible but, in any event, at least thirty days prior to the applicable date hereinafter specified, notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants,or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such Fundamental Change, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall no affect the legality or validity of such dividend, distribution, Fundamental Change, dissolution, liquidation or winding up; without limiting the definition of a breach of this Debenture, such failure shall constitute a breach hereunder.

         2.       REGISTRATION RIGHTS.

               2.1 Grant of Piggyback Right. So long as there shall be outstanding any principal or interest under this Debenture or the Holder shall hold any shares of Common Stock issuable to the Holder pursuant to this Debenture ("Conversion Shares"), the Company shall send written notice to the Holder in accordance with this Agreement at least one month prior to the filing by the Company of any registration statement filed by the Company on any form for registration of securities (other than Form S-4, Form S-8), or any successor form covering the sale of common stock, and shall give to the Holder the right to have included in any such registration statement any Conversion Shares. In order to have the Conversion Shares included in such registration statement, the Holder must give written notice to the Company within fifteen days after the date of the Holder's receipt of written notice from the Company indicating the number of Conversion Shares requested to be included for sale in such registration statement. Upon receipt of such notice from the Holder, the Company shall use its best efforts to cause all of the Common Stock specified in such notice to be registered under the Securities Act of 1933, as amended (the
"Securities Act"). The registration expenses in connection with such registration statement shall be paid by the Company (exclusive of underwriter's spread and commissions with respect to stock sold by the Holder or fees and disbursements of the Holder's counsel). If the registration statement to be filed by the Company pertains to an underwritten public offering of shares of common stock to be sold solely for the account of the Company and, if in the judgment of the prospective managing or lead underwriter for the Company as set forth

                                        5

in a letter to the Company, the registration of the Conversion Shares would materially adversely affect the proposed public offering by the Company, the Company shall not be obligated to register such number of Conversion Shares in such registration statement for inclusion in such public offering as such underwriter shall have identified as having, in its judgment, such material adverse effect.

               2.2 Undertaking to File Documents. The Holder shall execute, deliver and/or file with or supply to the Company, the Securities and Exchange Commission and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained herein and/or to effect the registration or qualification of the Conversion Shares under the Securities Act and/or any of the laws and regulations of any state or governmental instrumentality.

               2.3 Commitment to Keep Effective. The Company will be obligated to keep any registration statement filed by it hereunder and any registration or qualification pursuant to Section 3.4 below effective under the Securities Act for a period of twelve months after the actual effective date of such registration statement and to prepare and file such supplements and amendments which may be necessary to maintain an effective registration statement for such period. The Company will furnish to the Holder such number of prospectuses and other appropriate documents as the Holder may from time to time reasonably request.

               2.4 Blue Sky Registration.  The Company will use its best efforts to register or qualify the shares of Common Stock covered by any registration statement under the Securities Act which includes Conversion Shares to be sold on behalf of the Holder pursuant hereto under such securities or blue sky laws in other jurisdictions within the United States as the Holder may reasonably request; provided, however, that the Company reserves the right, in its sole discretion,  not to  register  or  qualify  such  shares of Common  Stock in any jurisdiction it which such shares of Common Stock do not satisfy the requirements of such jurisdiction or in which the Company would be required to qualify as a foreign corporation to do business in such jurisdiction and is not so qualified therein or is required to file any general consent to service of process.

               2.5 Deregistration. In the event the Holder has not sold all of the Conversion Shares included in the registration statement or prior to the expiration of the twelve-month period specified above, the Holder hereby agrees that the Company may deregister, by post-effective amendment, any Conversion Shares of the Holder covered by the registration statement but not sold on or prior to such date. The Company agrees that it will notify the Holder of the filing and effective date of each such post-effective amendment.

                  2.6 Right to Delay. The Company shall have the right at any time after it shall have received written notice pursuant to Section 3.1 to elect not to file or to delay any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof.


                                        6


               2.7  Selection of  Underwriters.  If a  registration  pursuant to
Section 3.1 hereof involves an underwritten offering, the Company shall have the right to select the investment banker or investment bankers and manager or managers that will serve as underwriter with respect to the underwritten offering. The Holder may not participate in any underwritten offering under this Debenture unless the Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwritten offering, in each case, in the form and upon terms reasonably acceptable to the Company and the underwriters.

               2.8 Indemnification. In connection with any registration of the Conversion Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of the Conversion Shares, each underwriter, broker or any other person acting on behalf of the holders of the Conversion Shares and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which the Conversion Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Securities and Exchange Commission, any amendment or supplement thereto or any document incident to registration or qualification of the Conversion Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; the holders of the Conversion Shares; provided, however, that the Company shall not be liable in any such case to the extent that nay such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of the Conversion Shares in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the holders of the Conversion Shares or underwriter specifically for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any investor, underwriter, broker or other person acting on behalf of holders of the Conversion Shares from whom the person asserting any loss, claim, damage, liability or expense purchased the Conversion Shares which are the subject thereof, if a copy of such final prospectus had been made available to such person and such Investor,

                                        7

underwriter, broker or other person acting on behalf of holders of the Conversion Shares and such final prospectus was not delivered to such person with or prior to the written confirmation of the sale of the Conversion Shares to such person.

               In connection with any registration of Registrable Securities under the Securities Act pursuant to this Agreement, each holder of the Conversion Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section 8) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other person acting on behalf of the holders of the Conversion Shares and each person who controls any of the foregoing persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Company, any amendment or supplement thereto or any document incident to registration or qualification of any Registrable Securities, if such statement or mission was made in reliance upon and in conformity with written information furnished to the Company or such underwriter specifically for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document.

          3. Acceleration. In the case of the happening of any of the following events (each an "Event of Default"):

         (a) the Company shall fail (i) to pay the principal amount hereunder when and as it becomes due and payable, whether at maturity, upon redemption, upon acceleration or otherwise, or (ii) to pay the interest when and as it becomes due and payable in accordance with the provisions hereof, and such interest is not paid thereafter within thirty (30) days after written notice from the Holder to the Company; or

          (b) the Company shall (i) fail to pay, when due, any amount in respect of Bank Debt (as that term is defined in that certain Subordination Agreement, dated the date hereof executed by the Company in favor of KeyBank National Association or (ii) an "Event of Default" (as defined in the agreements giving rise to the Senior Debt shall have occurred and be continuing; or

          (c) the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors,
(vi) take corporate action for the purpose of effecting any of the foregoing; or
(vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due; or

                                        8


          (d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or of a substantial part of its property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or for a substantial part of its property, or (iii) the winding-up or liquidation of the Company and such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 90 days; or

          (e) the Company shall fail to pay to the Holder or its Shareholders any amounts due under the Purchase Agreement of the documents referred to therein; or

          (f) the Company shall cease doing business as a going concern;

then, at any time thereafter during the continuance of any such event, the Holder may, in addition to any other rights and remedies the Holder may have hereunder or otherwise, including, without limitation, the right to an increased rate of interest as set forth on the first page of this Debenture, declare this Debenture to be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

          4. Waivers; Modifications.

               4.1 In General. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Debenture shall operate as a waiver nor as an acquiescence in any: default. No single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or any exercise of any other right or remedy.

               4.2 Presentment, Etc.; Jury Trial Waived. The Company hereby waives presentment, demand, notice of dishonor, protest and notice of protest. The Company hereby waives all rights to a trial by jury in any litigation arising out of or in connection with this Debenture.

               4.3  Modifications.   This  Debenture  may  not  be  modified  or
discharged orally, but only in writing duly executed by the Holder and the Company.

          5. Successors and Assigns. All the covenants, stipulations, promises and agreements in this Debenture made by the Company shall bind its successors and assigns, whether so expressed or not, and inure to the benefit of the Holder and its successors and assigns.


                                        9


          6. Miscellaneous.

               6.1 Headings. The headings of the various paragraphs of this Debenture are for convenience of reference only and shall in no way modify any of the terms or provisions of this Debenture.

               6.2 Governing Law. This Debenture and the obligations of the Company and the rights of the Holder shall be governed by and construed in accordance with the laws of the State of New York applicable to instruments made and to be performed entirely within such State.

               6.3 Collection Costs. The Company shall pay all costs and expenses incurred by the Holder to enforce its rights under this Debenture, including reasonable counsel fees and other reasonable out-of-pocket expenses, provided, however, that the foregoing shall not relate to the issuance of routine notices sent no more frequently than once in any twelve-month period.

               6.4  Notices.  All  notices,   requests,   consents,   and  other
communications hereunder shall be given in accordance with the notice provisions of the Purchase Agreement.

          IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its corporate name by a duly authorized, officer and to be dated as of the day and year written below.

Dated:    July 1, 1999                DISC GRAPHICS, INC.



                                     By: /s/ Donald Sinkin
                                     ---------------------
                                     Name:   Donald Sinkin
                                     Title:  President and Chief
                                             Executive Officer


                                       10


                            FORM OF CONVERSION NOTICE


TO:      DISC GRAPHICS, INC.


The undersigned holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof, below designated (which amount shall not be less than the Principal Balance to be paid on date hereof and which date shall be a Payment Date) into shares of Common Stock of Disc Graphics, Inc., in accordance with the terms and conditions of this Debenture and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof.

Dated:

Name of Owner:

Signature:

Title:

Address:

Taxpayer Identification No.:

Amount to be Converted:

                                       11